Exhibit 10.2

CONSENT, WAIVER AND MODIFICATION AGREEMENT

This Consent, Waiver and Modification Agreement (“Agreement”) is made and entered into as of October 13, 2016, by and among Reign Sapphire Corporation, a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements and Transaction Documents (all as defined below).

WHEREAS, as of December 23, 2015, the Company and Purchasers identified on Schedule A entered into Securities Purchase Agreements (collectively, the “Securities Purchase Agreements” and each a “Securities Purchase Agreement”) and related agreements with respect to the securities identified on Schedule A (“Transaction Documents”); and

WHEREAS, pursuant to the terms of the Securities Purchase Agreements, the Company issued to the Purchasers Secured Convertible Notes (“Notes”), Incentive Shares and Warrants (the “Warrants”); and

WHEREAS, the Company proposes to: (i) designate and issue one share of Series A Preferred Stock to its Chief Executive Officer, Joseph Segelman, pursuant to the terms of the Certificate of Amendment of Certificate of Incorporation in the form annexed hereto, (ii) to amend the Stock Option Plan for the issuance of up to an additional 10,000,000 shares of its Common Stock to its employees, and (iii) to issue up to 20,000,000 shares as part of a private or public offering at a price of $0.30 per share ((i), (ii) and (iii), collectively “Proposed Issuances”); and

WHEREAS, pursuant to Section 4.13 and Section 4.17 of the Securities Purchase Agreements, Sections 5(b) and 7(c) respectively of the Notes, the Company is prohibited, without the prior approval of Purchasers, from issuing any Common Stock as part of a new offering,, issuing any Common Stock or Common Stock Equivalents to officers, directors and employees of the Company unless such issuance is an Exempt Issuance pursuant to items (a) and (d) of the definition of Exempt Issuance or in the amounts and on the terms described on Schedule 4.13 to the Securities Purchase Agreements and to amend any of its charter documents; and

WHEREAS, in connection with the Proposed Issuances, each Purchaser possesses a right of participation (“Right of Participation”) and certain other rights (“MFN Rights”) pursuant to Sections 4.17 and 4.23 respectively of the Securities Purchase Agreements; and

WHEREAS, pursuant to Section 5(e) of the Notes and Section 3(c) of the Warrants, upon a Dilutive Issuance, the Purchasers are entitled to an adjustment to the Conversion Price and Exercise Price, respectively; and

WHEREAS, solely in connection with the Proposed Issuances, Purchasers will (i) waive the Right of Participation, (ii) waive their MFN Rights, and (iii) release the Company from the restrictions described in the fourth recital above.

NOW THEREFORE, in consideration of promises and mutual covenants contained herein, for good and valuable consideration, and for the aggregate sum of One Hundred Dollars ($100) (Fifty Dollars ($50) from each Purchaser), the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.          With respect only to the Proposed Issuances, the Purchasers waive (i) the Right of Participation and their MFN Rights; (ii) release the Company from the restrictions described in the fourth recital above only to the extent required to effectuate the waivers and amendments agreed to in this Agreement and for no other purpose, and (iii) allow the issuance of up to 20,000,000 shares of Common Stock as part of a private or public offering at a price of not less than $0.30 per share of Common Stock, subject to adjustment for stock splits, stock dividends, similar events and equitable adjustment.

2.          Schedule 3.1(g) to the Securities Purchase Agreements is amended to reflect 14,000,000 shares of Common Stock currently available for issuance under the Stock Option Plan, and which Stock Option Plan may be amended to increase such Stock Option Plan by 6,000,000 shares of Common Stock.

3.          With respect only to the Proposed Issuances, the Company may amend the Stock Option Plan to allow for the issuance by the Company of up to an additional 10,000,000 shares (20,000,000 shares total) of Common Stock for its employees, which issuances will be reflected on an amended Schedule 4.13 to the Securities Purchase Agreements annexed hereto.

4.          Reserved.

5.          Each of the Purchasers hereby represents the truth and accuracy of each Purchaser’s representations and warranties contained in the Transaction Documents when made and also as if such representations and warranties were made as of the date hereof. The Company hereby represents the truth and accuracy of all of the Company’s representations and warranties contained in the Transaction Documents when made and also as if such representations and warranties were made as of the date hereof, except as same have been modified or updated in the SEC Reports.

6.          The Company agrees to issue to each of the Purchasers not later than fifteen (15) calendar days following the date hereof, 500,000 shares of Common Stock (the “Shares”) for a purchase price of $0.0001 per Share which is the cash consideration stated in the recital above. The Shares will be imprinted with a restrictive legend as set forth in Section 4 of the Securities Purchase Agreements. This Agreement will be deemed null and void ab initio if the Company fails to timely deliver the Shares to Purchasers.

7.          Each of the Purchasers executing this Agreement represents to the Company that it has the authority to enter into and deliver this Agreement.

8.          The Company represents to the Purchasers that the books and records of the Company accurately reflect the information described on Schedule A.

9.          Except as specifically described herein, there is no other waiver expressed or implied.

10.         In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neutral genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association executor, administrator or legal representative.

11.         This Agreement will be subject to amendment and/or waiver in the same manner and subject to the same requirements as described in the Transaction Documents.

12.         The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

13.         All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Agreement shall be made and given in the same manner set forth in Section 5.4 of the Securities Purchase Agreements.

14.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

15.         The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

16.         This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it is being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

(Signatures to follow)

IN WITNESS WHEREOF, the Company, Guarantor, Collateral Agent and the undersigned Purchasers have caused this Agreement to be executed as of the date first written above.

REIGN SAPPHIRE CORPORATION the “Company”

By:

AUSTRALIAN SAPPHIRE CORPORATION the “Guarantor”

By:

COLLATERAL AGENT

/s/ Konrad Ackermann
ALPHA CAPITAL ANSTALT

“PURCHASER”

ALPHA CAPITAL ANSTALT		BRIO CAPITAL MASTER FUND LTD.

By:	/s/ Konrad Ackermann	By:	/s/ Shaye Hirsch
	Name: Konrad Ackermann		Name:Shaye Hirsch
	Title: Director		Title Director

SCHEDULE A CONSENT WAIVER AND MODIFICATION AGREEMENT

DECEMBER 2015 PURCHASERS

PURCHASERS	SUBSCRIPTION AMOUNT
ALPHA CAPITAL ANSTALT Lettstrasse 32 P.O. Box 1212 9490 Vaduz, Lichtenstein Fax: 212-586-8244 Taxpayer ID# None	$375,000.00
BRIO CAPITAL MASTER FUND LTD. 100 Merrick Road, Suite 401W Rockville Center, NY 11570 Tel.: 516-536-0500 Taxpayer ID# 98-1072321	$375,000.00
TOTAL	$750,000.00